UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2021

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	MDRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

At the 2021 Annual Meeting held on May 25, 2021, the stockholders of the Company voted on the following three proposals and cast their votes as described below:

1.The individuals listed below were elected at the 2021 Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Elizabeth A. Altman	122,029,817	96,770	23,320	8,581,109
Mara G. Aspinall	116,313,184	5,813,441	23,282	8,581,109
Paul M. Black	121,869,605	250,907	29,395	8,581,109
P. Gregory Garrison	121,883,317	233,753	32,837	8,581,109
Jonathan J. Judge	119,228,528	2,889,164	32,215	8,581,109
Michael A. Klayko	119,563,510	2,553,646	32,751	8,581,109
Dave B. Stevens	117,051,845	5,065,967	32,095	8,581,109
David D. Stevens	121,842,946	271,837	35,124	8,581,109
Carol J. Zierhoffer	122,029,371	96,952	23,584	8,581,109

2.A management proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
129,998,496	715,232	17,288	0

3.A non-binding, advisory resolution to approve named executive officer compensation, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
118,882,299	3,155,088	112,520	8,581,109

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: May 25, 2021	By:	/s/ Eric Jacobson
Eric Jacobson
Senior Vice President and Corporate Secretary